UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2019

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55782	32-0506267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 826-8228

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Explanatory Note

On March 22, 2019, InPoint Commercial Real Estate Income, Inc. (the “Company”) filed a Registration Statement on Form S-11 (File No. 333-230465) (the “Offering”) with the Securities and Exchange Commission with respect to a public offering of shares of its common stock up to a maximum offering amount of $2,350,000,000, which includes $2,000,000,000 pursuant to its primary offering and $350,000,000 pursuant to its distribution reinvestment plan (the “DRP”). On April 18, 2019, the board of directors of the Company met and approved various matters and agreements, as described further below, in preparation for the Offering.

Item 1.01. Entry into a Material Definitive Agreement.

Dealer Manager Agreement

On April 29, 2019, the Company entered into the Dealer Manager Agreement (the “Dealer Manager Agreement”) with Inland Securities Corporation (the “Dealer Manager”) pursuant to which the Dealer Manger will serve as the exclusive dealer manager for the Offering on a best efforts basis. Pursuant to the Dealer Manager Agreement, the Company will pay the Dealer Manager the following selling commissions: (a) up to 6.0% of the transaction price per Class A share sold in the primary offering; (b) up to 3.0% of the transaction price per Class T share sold in the primary offering; and (c) up to 3.5% of the transaction price per Class S share sold in the primary offering. The Company will not pay any selling commissions in respect of the purchase of any Class I shares, Class D shares, or shares sold pursuant to the DRP. The Company will pay the Dealer Manager the following dealer manager fees: (a) 1.25% of the transaction price per Class A share sold in the primary offering; and (b) 0.5% of the transaction price per Class T Share sold in the primary offering. The Company will not pay any dealer manager fees in respect of the purchase of any Class S shares, Class D shares, Class I shares, or shares sold pursuant to the DRP. The Company will pay the Dealer Manager the following stockholder servicing fees: (a) with respect to outstanding Class T shares, equal to 0.85% per annum of the aggregate net asset value (“NAV”) of outstanding Class T shares, consisting of an advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of outstanding Class T shares; (b) with respect to outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of outstanding Class S shares; and (c) with respect to outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of outstanding Class D shares. The Company will not pay any stockholder servicing fees with respect to outstanding Class A or Class I shares of common stock.

The Dealer Manager Agreement contains standard representations, warranties and covenants of the Company and the Dealer Manager. The Company and the Dealer Manager have also agreed to provide indemnification as set for the Dealer Manager Agreement. The Company or the Dealer Manager may terminate the Dealer Manager Agreement upon 60 days’ written notice. Included as Exhibit A to the Dealer Manager Agreement is the Selected Dealer Agreement to be entered into by the Dealer Manager and participating broker-dealers that participate in the Offering. Included as Exhibit A-1 to the Dealer Manager Agreement is the Selected RIA Agreement to be entered into by the Dealer Manager and registered investment advisers that participate in the Offering.

The foregoing description of the Dealer Manager Agreement is a summary only and is qualified in all respects by the provisions of the Dealer Manager Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

First Amended and Restated Advisory Agreement

On April 29, 2019, the Company and InPoint REIT Operating Partnership, LP (the “Operating Partnership”), entered into a First Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) with Inland InPoint Advisor, LLC (the “Advisor”), which supersedes and replaces the Advisory Agreement dated as of October 25, 2016, between the Company, the Operating Partnership and the Advisor (the “Previous Advisory Agreement”). Except as set forth below, the Amended Advisory Agreement is substantially similar to the Previous Advisory Agreement.

The Amended Advisory Agreement modifies the management fee payable to the Advisor. Prior to the date the Company discloses its net asset value

(the “NAV Pricing Date”), the management fee shall be payable quarterly and shall equal 1.5% per annum of the gross value of the Company’s assets. Following the NAV Pricing Date, the management fee shall be payable monthly and shall equal 1.25% per annum of the gross value of the Company’s assets, provided that any such monthly payment shall not exceed 1/12th of 2.5% of our NAV. The performance fee payable to the Advisor remains unchanged from the Previous Advisory Agreement. Pursuant to the Amended Advisory Agreement, following the NAV Pricing Date, the Advisor will receive all loan origination fees (whether paid upfront or upon payoff of all or any portion of a loan), application fees and future funding facility draw request fees related to any loan made by the Company or the Operating Partnership (such amounts, “Loan Fees”). Loan Fees will only be paid to the Advisor to the extent that they are paid by a borrower and generally will be paid directly from the borrower to the Advisor. To the extent any Loan Fees are paid to the Company, the Company will remit such fees to the Advisor. The Company will reimburse the Advisor for expenses it (or the sub-advisor acting on the Advisor’s behalf) incurs in providing services to the Company, provided that the Company (1) will not reimburse the Advisor for any of its overhead or personnel costs and (2) will only reimburse the Advisor for fees payable to its affiliates if they are incurred for legal or marketing services rendered on the Company’s behalf.

First Amended and Restated Sub-Advisory Agreement

On April 29, 2019, the Advisor entered into a First Amended and Restated Sub-Advisory Agreement (the “Amended Sub-Advisory Agreement”) with SPCRE InPoint Advisors, LLC (the “Sub-Advisor”), which supersedes and replaces the Sub-Advisory Agreement dated as of October 25, 2016, between the Advisor and the Sub-Advisor (the “Previous Sub-Advisory Agreement”). Except as set forth below, the Amended Sub-Advisory Agreement is substantially similar to the Previous Sub-Advisory Agreement.

The Amended Sub-Advisory Agreement provides that the Sub-Advisor will assist the Advisor in valuation, including engaging one or more third-party valuation services to independently validate the inputs and assumptions used in the valuation of the Company’s investments and to evaluate the reasonableness of the monthly NAV calculation. The Sub-Advisor shall be entitled to compensation based on formulas within the Amended Sub-Advisory Agreement. The Sub-Advisor may assign any of its rights to receive such compensation or other payments under the Amended Sub-Advisory Agreement to an affiliate. From and after the termination of the Company’s private placement of common stock, the Advisor and Sub-Advisor shall have no obligation to pay or advance any issuer costs on behalf of the Company and any such issuer costs incurred thereafter shall be paid directly by the Company; provided, however, the parties shall remain liable for reimbursement or payment of their proportionate share of any such issuer costs solely to the extent such issuer costs exceed any applicable cap or limitation on the amount thereof.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On April 29, 2019, Articles of Amendment (the “Articles of Amendment”) were filed and accepted for record by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), and thereby became effective as part of the Company’s charter. The Articles of Amendment modify the number of shares the Company has authority to issue from 500,000,000, consisting of 450,000,000 Class P common shares and 50,000,000 shares of preferred stock, to 3,050,000,000, consisting of 3,000,000,000 Class P common shares and 50,000,000 shares of preferred stock. The Articles of Amendment modify the aggregate par value of all authorized shares of stock from $500,000 to $3,050,000.

On April 29, 2019, Articles Supplementary (the “Articles Supplementary”) were filed and accepted for record by the SDAT, and thereby became effective as part of the Company’s charter. The Articles Supplementary reclassify and designate: (i) 500,000,000 authorized but unissued Class P common shares as Class A common shares; (ii) 500,000,000 authorized but unissued Class P common shares as Class D common shares; (iii) 500,000,000 authorized but unissued Class P common shares as Class I common shares; (iv) 500,000,000 authorized but unissued Class P common shares as Class S common shares; and (v) 500,000,000 authorized but unissued Class P common shares as Class T common shares.

The foregoing descriptions of the Articles of Amendment and Articles Supplementary are summaries only and are qualified in all respects by the provisions of the Articles of Amendment and Articles Supplementary, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Dealer Manager Agreement

3.1	Articles of Amendment

3.2	Articles Supplementary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

By:	/s/ Roderick S. Curtis
	Name:	Roderick S. Curtis
	Title:	Vice President and Secretary

Date: April 30, 2019